UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2016

Oro East Mining, Inc.
 (Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53136
(Commission File Number)

26-2012582
 (IRS Employer Identification No.)

7817 Oakport Street, Suite 205
Oakland, California 94621
 (Address of principal executive offices)(Zip Code)

(510) 638-5000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On or about May 16, 2016, Oro East Mining, Inc. (“Company”) joined in a commercial venture with Hang Zhou Ci Xiao Tang Technology Co. Ltd. (“Hang Zhou Tech”), a corporation registered with the People’s Republic of China to form Magnique, LLC (“Magnique”), a private California registered limited liability company.

Hang Zhou Tech and the Company entered into a Joint Venture Agreement on May 16, 2016 to memorialize the collaboration. Hang Zhou Tech would take 70% equitable interest while the Company would take 30%. Hang Zhou Tech would be investing $1,050,000.00 USD (One Million and Fifty Thousand Dollars) in cash for the venture while the Company would transfer 22,500,000 shares of common stock to be held as the assets of Magnique, LLC. The shares will be at a fixed value of $0.02 per share.

Magnique is a manufacturer and distributor of home care and beauty products that utilize minerals as part of traditional Chinese holistic health practices. The Company intends to provide the minerals for Magnique’s product development while Hang Zhou Tech will oversee management and operations.

Item 9.01 Exhibits

(d) Exhibits:

Exhibit	Description

10.1	Joint Venture Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oro East Mining, Inc.
(Registrant)

Date: May 19, 2016	By:	/s/ Tian Qing Chen
Name: Tian Qing Chen
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Joint Venture Agreement